Exhibit 99.1

SPX Reports First Quarter 2020 Results

Q1 GAAP EPS of $0.50; Adjusted EPS* of $0.62
Solid First Quarter Performance
Withdrawing 2020 Guidance on Near-Term Uncertainty
Well-Positioned to Navigate Challenging Environment; Substantial Available Liquidity

CHARLOTTE, N.C., April 30, 2020 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended March 28, 2020.

Gene Lowe, President and CEO, remarked, “SPX’s first quarter 2020 performance was strong overall. Our Engineered Solutions segment generated a significant increase in segment income, partially offset by the impact of lower weather-driven demand of HVAC heating products compared with the strong prior-year winter. During the quarter, we experienced only a modest impact from the COVID-19 crisis. However, the effect accelerated during March and April, as actions to slow the rate of infection grew outside of China. As a result of the current uncertain economic environment, we are withdrawing our full-year 2020 guidance.”

Mr. Lowe continued, “We believe that SPX is well positioned to manage through the current difficult environment with our strong balance sheet and liquidity position, our high portion of replacement sales, and our leadership role in niche markets for products and services that are essential to critical infrastructure. Our business system has enabled us to adapt successfully to a rapidly changing environment by leveraging the processes and practices we have put in place company-wide to drive efficiencies. Additionally, our team remains keenly focused on managing the levers in our control to mitigate the effect of near-term economic weakness, while continuing to make employee safety our top priority, and protecting SPX’s ability to react quickly in a recovery.”

First Quarter 2020 Overview:

For the first quarter of 2020, the company reported revenue of $369.3 million and operating income of $32.7 million, compared with revenue of $343.6 million and operating income of $3.0 million in the first quarter of 2019. Diluted income per share from continuing operations in the first quarter of 2020 was $0.50, compared with a diluted income per share of $0.01 in the first quarter of 2019.

SPX’s adjusted revenue* was $365.3 million and adjusted operating income* was $39.2 million, compared with adjusted revenue* of $351.5 million and adjusted operating income* of $31.9 million in the first quarter of 2019. Adjusted income per share* in the first quarter of 2020 was $0.62, compared with $0.51 in the first quarter of 2019.

First Quarter Financial Comparisons:

GAAP Results:

($ millions)	Q1 2020	Q1 2019
Revenue	$369.3	$343.6
Segment Income	47.2	20.8
Operating Income	32.7	3.0

Adjusted Results:

($ millions)	Q1 2020	Q1 2019
Adjusted Revenue*	$365.3	$351.5
Adjusted Segment Income*	53.8	46.3
Adjusted Operating Income*	39.2	31.9

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q1 2020 was $118.5 million, compared with $128.4 million in Q1 2019, a decrease of 7.7%, including an 8.5% increase from acquisitions and a 0.5% unfavorable impact related to currency fluctuation. Organic revenue* decreased 15.7%, primarily reflecting a decrease in seasonal market demand for heating products. A decline in international cooling volumes associated with the COVID-19 pandemic was largely offset by higher sales of cooling products in the Americas region.

Segment income in Q1 2020 was $15.0 million, compared to $18.4 million in Q1 2019. Adjusted segment income*, which excludes intangible amortization expense of $0.8 million and acquisition related costs of $0.1 million, was $15.9 million, or 13.4% of revenue. This compares with adjusted segment income* of $18.5 million, or 14.4% of revenue in Q1 2019, which excludes intangible amortization expense of $0.1 million. The decrease in adjusted segment income* and 100 basis point decrease in adjusted segment income margin* was due to lower sales volumes of heating products.

Detection & Measurement

Revenue for Q1 2020 was $91.9 million, compared with $85.1 million in Q1 2019, an increase of 8.0%, including a 2.5% increase from the Sabik acquisition and a 0.9% unfavorable impact related to currency fluctuation. Organic revenue* increased 6.4%, largely due to the timing of project-related sales compared with 2019.

Segment income in Q1 2020 was $18.2 million, compared to $17.0 million in Q1 2019. Adjusted segment income*, which excludes intangible amortization expense of $1.8 million, was $20.0 million, or 21.8% of revenue. This compares with adjusted segment income* of $19.8 million, or 23.3% of revenue, in Q1 2019, which excludes intangible amortization expense of $1.5 million and acquisition related costs of $1.3 million. The 150 basis point decrease in adjusted segment income margin* was driven primarily by a less favorable business mix.

Engineered Solutions

Revenue in Q1 2020 was $154.9 million, compared with $138.0 million in Q1 2019, an increase of 12.2%. The increase was driven by higher revenue in our Transformers business and, to a lesser extent, in our process cooling business.

Segment income in Q1 2020 was $17.9 million, or 11.6% of revenue, compared with segment income of $8.0 million, or 5.8% of revenue, in Q1 2019. The increase in income and margin was driven primarily by the higher revenue noted above.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $4.0 million in Q1 2020, compared with ($7.9) million in Q1 2019. The increase was due largely to a prior-year asset impairment that reduced the cumulative revenue associated with the South African projects by $17.5 million.

All Other incurred a loss in Q1 2020 of $3.9 million, compared with a loss of $22.6 million in Q1 2019. The decrease in the loss was due primarily to the asset impairment noted above associated with the South African projects in the prior year period.

Financial Update:

As of March 28, 2020, SPX had total outstanding debt of $511.5 million and total cash of $163.1 million. During Q1 2020, SPX generated net operating cash from continuing operations of $2.7 million, including net cash usage associated with the South African operations of approximately $3 million. Net leverage, as calculated under the company’s bank credit agreement, was 1.6x, unchanged from the end of 2019.

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the “All Other” category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 28, 2020 with the Securities and Exchange Commission on or before May 11, 2020. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 3364666

A replay of the call will be available by telephone through Thursday, May 7th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 3364666

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the second quarter of 2020 and SPX will also be virtually participating in the Oppenheimer Industrial Growth Conference on May 5th. In addition, SPX will be virtually hosting SPX Corporation’s Annual Meeting of Stockholders on Thursday, May 14th at 8am eastern time.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2020 and over 4,500 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. In addition to the risks and uncertainties identified in those filings, the forward-looking statements contained in this press release are subject to risks and uncertainties related to the COVID-19 pandemic, including the impact of the pandemic or related government responses on the company’s businesses, the businesses of its customers and vendors, and whether the company’s businesses and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require certain of the company’s operations to be halted for some period of time. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, forward-looking statements are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 28, 2020	March 30, 2019

Revenues	$369.3	$343.6
Costs and expenses:
Cost of products sold	255.2	260.4
Selling, general and administrative	78.9	76.7
Intangible amortization	2.6	1.6
Special charges, net	0.3	0.1
Other operating (income) expense	(0.4)	1.8
Operating income	32.7	3.0

Other income, net	0.7	7.2
Interest expense	(4.7)	(5.3)
Interest income	—	0.3
Income from continuing operations before income taxes	28.7	5.2
Income tax provision	(6.0)	(4.6)
Income from continuing operations	22.7	0.6

Income (loss) from discontinued operations, net of tax	—	—
Loss on disposition of discontinued operations, net of tax	—	(1.4)
Loss from discontinued operations, net of tax	—	(1.4)

Net income (loss)	$22.7	$(0.8)

Basic income (loss) per share of common stock:
Income from continuing operations	$0.51	$0.01
Loss from discontinued operations	—	(0.03)
Net income (loss) per share	$0.51	$(0.02)

Weighted-average number of common shares outstanding — basic	44.309	43.618

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.50	$0.01
Loss from discontinued operations	—	(0.03)
Net income (loss) per share	$0.50	$(0.02)

Weighted-average number of common shares outstanding — diluted	45.527	44.880

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 28, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$163.1	$54.7
Accounts receivable, net	239.6	265.9
Contract assets	73.6	63.4
Inventories, net	175.1	154.9
Other current assets (includes income taxes receivable of $22.7 and $23.0 at March 28, 2020 and December 31, 2019, respectively)	92.6	93.2
Total current assets	744.0	632.1
Property, plant and equipment:
Land	18.7	18.7
Buildings and leasehold improvements	121.0	121.9
Machinery and equipment	343.3	342.6
	483.0	483.2
Accumulated depreciation	(306.1)	(304.1)
Property, plant and equipment, net	176.9	179.1
Goodwill	446.6	449.3
Intangibles, net	247.6	251.7
Other assets	592.0	605.9
Deferred income taxes	14.8	16.4
TOTAL ASSETS	$2,221.9	$2,134.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$148.0	$141.6
Contract liabilities	94.0	100.8
Accrued expenses	195.0	220.4
Income taxes payable	2.2	2.2
Short-term debt	260.3	142.6
Current maturities of long-term debt	2.6	1.0
Total current liabilities	702.1	608.6

Long-term debt	248.6	249.9
Deferred and other income taxes	26.2	26.3
Other long-term liabilities	729.9	747.3
Total long-term liabilities	1,004.7	1,023.5

Equity:
Common stock	0.5	0.5
Paid-in capital	1,298.5	1,302.4
Retained deficit	(562.6)	(584.8)
Accumulated other comprehensive income	231.4	244.3
Common stock in treasury	(452.7)	(460.0)
Total equity	515.1	502.4
TOTAL LIABILITIES AND EQUITY	$2,221.9	$2,134.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019	Δ	%/bps
HVAC reportable segment

Revenues	$118.5	$128.4	$(9.9)	(7.7)%
Gross profit	40.4	41.6	(1.2)
Selling, general and administrative expense	24.6	23.1	1.5
Intangible amortization expense	0.8	0.1	0.7
Income	$15.0	$18.4	$(3.4)	(18.5)%
as a percent of revenues	12.7%	14.3%		-160 bps

Detection & Measurement reportable segment

Revenues	$91.9	$85.1	$6.8	8.0%
Gross profit	41.9	39.4	2.5
Selling, general and administrative expense	21.9	20.9	1.0
Intangible amortization expense	1.8	1.5	0.3
Income	$18.2	$17.0	$1.2	7.1%
as a percent of revenues	19.8%	20.0%		-20 bps

Engineered Solutions reportable segment

Revenues	$154.9	$138.0	$16.9	12.2%
Gross profit	31.7	21.6	10.1
Selling, general and administrative expense	13.8	13.6	0.2
Income	$17.9	$8.0	$9.9	123.8%
as a percent of revenues	11.6%	5.8%		580 bps

All Other

Revenues	$4.0	$(7.9)	$11.9	150.6%
Gross profit (loss)	0.1	(19.4)	19.5
Selling, general and administrative expense	4.0	3.2	0.8
Loss	$(3.9)	$(22.6)	$18.7	82.7%

Consolidated Revenues	$369.3	$343.6	$25.7	7.5%
Consolidated Segment Income	47.2	20.8	26.4	126.9%
as a percent of revenues	12.8%	6.1%		670 bps

Total segment income	$47.2	$20.8	$26.4
Corporate expense	11.1	12.4	(1.3)
Long-term incentive compensation expense	3.5	3.5	—
Special charges, net	0.3	0.1	0.2
Other operating (income) expense	(0.4)	1.8	(2.2)
Consolidated operating income	$32.7	$3.0	$29.7	990.0%
as a percent of revenues	8.9%	0.9%		800 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019

Cash flows from (used in) operating activities:
Net income (loss)	$22.7	$(0.8)
Less: Loss from discontinued operations, net of tax	—	(1.4)
Income from continuing operations	22.7	0.6
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.3	0.1
Gain on change in fair value of equity security	—	(6.3)
Deferred and other income taxes	3.9	2.5
Depreciation and amortization	9.2	8.1
Pension and other employee benefits	2.2	2.8
Long-term incentive compensation	3.5	3.5
Other, net	0.7	0.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	23.8	47.5
Inventories	(22.7)	(14.4)
Accounts payable, accrued expenses and other	(40.4)	(32.2)
Cash spending on restructuring actions	(0.5)	(1.0)
Net cash from continuing operations	2.7	11.5
Net cash used in discontinued operations	(3.1)	(0.9)
Net cash from (used in) operating activities	(0.4)	10.6

Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	1.1	0.5
Business acquisitions, net of cash acquired	—	(77.0)
Net proceeds from sales of assets	—	5.5
Capital expenditures	(3.6)	(3.7)
Net cash used in continuing operations	(2.5)	(74.7)
Net cash from discontinued operations	—	—
Net cash used in investing activities	(2.5)	(74.7)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	178.7	89.3
Repayments under senior credit facilities	(88.7)	(64.5)
Borrowings under trade receivables financing arrangement	55.0	40.0
Repayments under trade receivables financing arrangement	(27.0)	(29.0)
Net borrowings (repayments) under other financing arrangements	(0.7)	2.8
Payment of contingent consideration	(1.5)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(2.8)	(5.9)
Net cash from continuing operations	113.0	32.7
Net cash from (used in) discontinued operations	—	—
Net cash from financing activities	113.0	32.7
Change in cash and equivalents due to changes in foreign currency exchange rates	(1.7)	1.6
Net change in cash and equivalents	108.4	(29.8)
Consolidated cash and equivalents, beginning of period	54.7	68.8
Consolidated cash and equivalents, end of period	$163.1	$39.0

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 28, 2020
Beginning cash and equivalents	$54.7
Cash from continuing operations	2.7
Capital expenditures	(3.6)
Proceeds from company-owned life insurance policies, net	1.1
Borrowings under senior credit facilities	178.7
Repayments under senior credit facilities	(88.7)
Net borrowings under other financing arrangements	27.3
Payment of contingent consideration	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(2.8)
Cash used in discontinued operations	(3.1)
Change in cash due to changes in foreign currency exchange rates	(1.7)
Ending cash and equivalents	$163.1

	Debt at				Debt at
	December 31, 2019	Borrowings	Repayments	Other	March 28, 2020
Revolving loans	$140.0	$178.7	$(88.7)	$—	$230.0
Term loan	250.0	—	—	—	250.0
Trade receivables financing arrangement	—	55.0	(27.0)	—	28.0
Other indebtedness	5.3	—	(0.7)	0.6	5.2
Less: Deferred financing costs associated with the term loan	(1.8)	—	—	0.1	(1.7)
Totals	$393.5	$233.7	$(116.4)	$0.7	$511.5

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT & ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended March 28, 2020
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	(7.7)%	8.0%	12.2%

Exclude: Foreign Currency	(0.5)%	(0.9)%	—%

Exclude: Acquisitions	8.5%	2.5%	—%

Organic Revenue Growth (Decline)	(15.7)%	6.4%	12.2%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended
	March 28, 2020	March 30, 2019
Consolidated revenue	$369.3	$343.6

Exclude: "All Other" operating segments(1)	4.0	(7.9)

Adjusted consolidated revenue	$365.3	$351.5

Total segment income	$47.2	$20.8

Exclude: "All Other" operating segments(1)	(3.9)	(22.6)

Exclude: One time acquisition related costs (2)	(0.1)	(1.3)

Exclude: Amortization expense (3)	(2.6)	(1.6)

Adjusted segment income	$53.8	$46.3
as a percent of adjusted revenues (4)	14.7%	13.2%

HVAC REPORTABLE SEGMENT:
	Three months ended
	March 28, 2020	March 30, 2019
HVAC segment income	$15.0	$18.4

Exclude: One time acquisition related costs (2)	(0.1)	—

Exclude: Amortization expense (3)	(0.8)	(0.1)

HVAC adjusted segment income	$15.9	$18.5
as a percent of HVAC segment revenues (4)	13.4%	14.4%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	March 28, 2020	March 30, 2019
Detection & Measurement segment income	$18.2	$17.0

Exclude: One time acquisition related costs (2)	—	(1.3)

Exclude: Amortization expense (3)	(1.8)	(1.5)

Detection & Measurement adjusted segment income	$20.0	$19.8
as a percent of Detection & Measurement segment revenues (4)	21.8%	23.3%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents one-time acquisition related costs during the three months ended March 28, 2020 and additional "Cost of products sold" recorded during the three months ended March 30, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019

Operating income	$32.7	$3.0

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(4.1)	(22.6)

One-time acquisition related costs (2)	(0.2)	(2.9)

Other operating income/expense (3)	0.4	(1.8)

Amortization expense (4)	(2.6)	(1.6)

Adjusted operating income	$39.2	$31.9
as a percent of adjusted revenues (5)	10.7%	9.1%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.2 and $0.0 during the three months ended March 28, 2020 and March 30, 2019, respectively.

(2) Represents charges during the three months ended March 28, 2020 for integration and transaction costs of $0.2, and charges during the three months ended March 30, 2019 associated with the Sabik and Cues acquisitions associated with inventory step-up $1.3 and integration and transaction costs of $1.6.

(3) Represents income/expense associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended March 28, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$47.2	$6.6	$53.8
Corporate expense (2)	(11.1)	0.1	(11.0)
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net (3)	(0.3)	0.2	(0.1)
Other operating income (4)	0.4	(0.4)	—
Operating income	32.7	6.5	39.2

Other income, net (5)	0.7	0.5	1.2
Interest expense, net	(4.7)	—	(4.7)
Income from continuing operations before income taxes	28.7	7.0	35.7
Income tax provision (6)	(6.0)	(1.3)	(7.3)
Income from continuing operations	22.7	5.7	28.4

Dilutive shares outstanding	45.527		45.527

Earnings per share from continuing operations	$0.50		$0.62

(1) Adjustment primarily represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($3.9) and (ii) amortization expense associated with acquired intangible assets ($2.6).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents removal of income associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(5) Adjustment represents the removal of (i) non-service pension and postretirement charges ($0.2) and (ii) removal of foreign currency losses associated with the South African projects ($0.3).

(6) Adjustment represents the tax impact of items (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended March 30, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$20.8	$25.5	$46.3
Corporate expense (2)	(12.4)	1.6	(10.8)
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net	(0.1)	—	(0.1)
Other operating expense (3)	(1.8)	1.8	—
Operating income	3.0	28.9	31.9

Other income, net (4)	7.2	(5.3)	1.9
Interest expense, net	(5.0)	—	(5.0)
Income from continuing operations before income taxes	5.2	23.6	28.8
Income tax provision (5)	(4.6)	(1.2)	(5.8)
Income from continuing operations	0.6	22.4	23.0

Dilutive shares outstanding	44.880		44.880

Earnings per share from continuing operations	$0.01		$0.51

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($22.6), (ii) inventory step-up charges related to the Cues and Sabik acquisitions ($1.3), and (iii) amortization expense associated with acquired intangible assets ($1.6).

(2) Adjustment primarily represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the period.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($6.3) and (ii) non-service pension and postretirement charges ($1.0).

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of certain income tax charges and benefits that are considered nonrecurring.